                            Schedule 14A Information
                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. ___ )

Filed by the Registrant []
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        Integrated Circuit Systems, Inc.
                         2435 Boulevard of the Generals
                                  P.O. Box 968
                           Valley Forge, Pennsylvania
                (Name of Registrant as Specified In Its Charter)

                               Stavro E. Prodromou
                              14975 Page Mill Road
                           Los Altos, California 94022
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

           1) Title of each class of securities to which transaction applies:


           2) Aggregate number of securities to which transaction applies:


           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


           4) Proposed maximum aggregate value of transaction:


           5) Total fee paid:



      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1) Amount Previously Paid:


           2) Form, Schedule or Registration Statement No.:


           3) Filing Party:
              Ehmann, Van Denbergh & Trainor, P.C.
              Two Penn Center Plaza, Suite 725, Philadelphia,
              Pennsylvania 19102

           4) Dated Filed:
              November 25, 1998

                        INTEGRATED CIRCUIT SYSTEMS, INC.
                            NOTICE OF ANNUAL MEETING
                                DECEMBER 30, 1998


                                                               November 23, 1998


         NOTICE IS HEREBY given that the Annual Meeting of the Shareholders of INTEGRATED CIRCUIT SYSTEMS, INC. (the "Corporation") will be held at the office of the Corporation, 2435 Boulevard of the Generals, Norristown, Pennsylvania, on Wednesday, December 30, 1998, at 10:00 a.m., local time, to consider and take action upon the following matters:

(1)      The election of Directors of the Corporation

(2) The voting on the Corporation's proposal to amend the 1997 Equity Compensation Plan;

(5) The ratification of KPMG Peat Marwick LLP as the Corporation's independent accountants for Fiscal Year ending June 30, 1999; and

(4)      Such other matters as may properly come before the meeting.

         Stockholders of record at the close of business on November 28, 1998 will be entitled to vote at the meeting.

         A complete list of Stockholders entitled to vote at the meeting will be kept at the offices of the Corporation, 2435 Boulevard of the Generals, Norristown, Pennsylvania, for examination by any Stockholder, during ordinary business hours, for a period of not less than ten (10) days prior to the meeting.

         Attached to this Notice is the Proxy Statement, and Proxy in favor, of Dr. Stavro E. Prodromou which should be returned, if you elect to use it, not later than close of business on December 29, 1998 to Dr. Prodromou's counsel, Ehmann, Van Denbergh & Trainor, P.C., Suite 725, Two Penn Center, Philadelphia, Pa. 19102. A self-addressed envelope is included for your convenience.

                                                   Sincerely;

                                                   /s/ Stavro E. Prodomou
                                                   --------------------------
                                                   Stavro E. Prodromou, Ph.D.


IMPORTANT:        PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN
                  THE SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE
                  AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE
                  ANNUAL MEETING. IF LATER YOU DESIRE TO REVOKE YOUR PROXY FOR
                  ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE
                  ATTACHED PROXY STATEMENT.

                        INTEGRATED CIRCUIT SYSTEMS, INC.



                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 30, 1998

         This PROXY STATEMENT is furnished to the Stockholders of Integrated Circuit Systems, Inc. (the "Company") in connection with the solicitation of the accompanying proxy by Stavro E. Prodromou to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment thereof with respect to the election of a Board of Directors ("Shareholder Nominees") DIFFERENT THAN THE NOMINEES PROPOSED BY THE COMPANY ("Company Nominees"). The Annual Meeting will be held on December 30, 1998 at 10:00 a.m., local time.

         The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is November 24, 1998.

         This Proxy Statement incorporates by reference the Company's Annual Financial Statement on Form 10-K as filed with the Securities and Exchange Commission on or about September 23, 1998, and to the extent required, the Company's Proxy Statement, other than the Company's recommendation for election of the Company's Nominees to serve as the Board of Directors of the Company. Specifically incorporated herein by reference are those matters dealing with Stockholder's Proposal, designation of a "record date" for voting, designation of issued and outstanding capital stock of the Company, Principal Holders of Voting Securities, Security Ownership of existing Management, Compensation and related Schedules of Management, Meetings of the Board of Directors, Market Comparison Tables, Certain Relationships, Anti-takeover Provisions and Compensation of Directors.

         This Proxy Statement relates to the solicitation of Proxies by Stavro
E. Prodromou to vote: (i) FOR the Shareholder Nominees set forth below to serve until the next Annual Meeting of Shareholders; (ii) AGAINST the Company's Nominees; (iii) AGAINST the Company's proposed amendment to the 1997 Equity Compensation Plan; and (iv) FOR the ratification of KPMG Peat Marwick, LLP as the Company's independent certified public accountants.

         The Record Date for persons eligible to vote at the Annual Meeting is November 23, 1998.

         You are requested to return only the BLUE Proxy Card attached herewith in lieu of returning the proxy card solicited by the Company. If you send in two proxy cards, your vote may not be counted.

Quorum and Vote Required

         The presence, in person or by proxy, of A MAJORITY of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to pass any matter put to a vote at the Annual Meeting.

Vote by Proxy

         When voting by proxy, stockholders should specify their election as to each matter to be voted upon. If no specific instructions are given with regard to the matter to be voted upon, the shares represented by a signed proxy card will be voted "FOR" that matter.

         Any stockholder delivering a proxy has the power to revoke same at any time before it is voted by giving written notice to Stavro E. Prodromou and the Secretary of the Company, by executing and delivering to Stavro E. Prodromou and/or the Secretary of the Company a proxy card bearing a later date or by voting in person at the Annual Meeting.

         In addition to soliciting proxies through the mail, Dr. Prodromou may solicit proxies in person by e-mail and by telephone. Brokerage firms, nominees, custodians, and fiduciaries may also be requested to forward proxy materials to the beneficial owners of shares held of record by them. Costs of this Proxy Statement will be borne by Dr. Prodromou. If Dr. Prodromou is successful in having the Shareholder Nominees elected, Dr. Prodromou will request that the Company reimburse him for his actual out-of-pocket costs associated with this Proxy Solicitation.

                   SECURITY OWNERSHIP OF SHAREHOLDER NOMINEES

         The following table sets forth the shares of Common Stock of the Company beneficially owned as of the date hereof by each of the Shareholder Nominees for director of the Company:

=================================================================================================================
                                                                          AMOUNT OF
    CLASS OF                    NAME, AGE AND POSITION                   BENEFICIAL                PERCENT
      STOCK                        WITH THE COMPANY                       OWNERSHIP            OF CLASS (%)(1)
                                                                          (SHARES)
-----------------------------------------------------------------------------------------------------------------
     Common         Stavro E. Prodromou (54)                              74,000(2)                 0.6%
-----------------------------------------------------------------------------------------------------------------
     Common         John W. White (60)                                      1,000              less than 0.1%
-----------------------------------------------------------------------------------------------------------------
     Common         Anthony J. Ley (60)                                      100               less than 0.1%
-----------------------------------------------------------------------------------------------------------------
     Common         G. Wesley Patterson, Ph.D. (51)                          200               less than 0.1%
-----------------------------------------------------------------------------------------------------------------
     Common         All Proposed Directors of the Company as a             75,300                   0.6%
                    Group (3)
=================================================================================================================

(1) Percentages of less than one percent (0.1%) are not shown.
(2) Includes vested options that are exercisable within 60 days of November 23, 1998.
(3) Includes four (4) persons.

                              ELECTION OF DIRECTORS

         The current Board of Directors consists of four (4) directors who were elected to serve for a period of one (1) year or until their successors are elected and qualified. The directors elected at this Annual Meeting and who qualify to serve will serve until their successors can be elected at the Annual Meeting to be held in 1999.

                           REASONS FOR PROPOSED SLATE

         Dr. Prodromou is the former President and Chief Operating officer of the Company as well as a former member of the Company's Board of Directors, having terminated his employment and resigned as a Director on March 20, 1998 ("Effective Date"). Dr. Prodromou resigned from the Company and relinquished his position as a Director of the Company as part of a comprehensive Termination Agreement signed and effective as of the Effective Date. Although there were a variety of reasons for his departure, Dr. Prodromou's principal reasons for terminating his relationship with the Company are the same which have lead to the decline in the value of the Company's stock and the Board of Directors refusal to authorize him, as the President and Chief Executive Officer, to oversee and guide the operations and direction of the Company.

         Since the resignation of Dr. Prodromou as President, CEO and Director, the Board has failed to recruit a new CEO further adding to the perception by the market place that the Company has not enunciated a clear and achievable strategic plan for its growth. By continuing to operate under its current Chairman and CEO, the Company has compounded the very issues of executive management and direction which led to Dr. Prodromou's resignation. Despite the promise by the Chairman of the Board of Directors in April 1998 that the Company would immediately undertake a search for a new CEO, no such search was commenced. Later, following announcement of discussions by the Company of possible strategic alliances, the Company acknowledged that the search for a CEO had been suspended. As of the date of this proxy solicitation, the Company has yet to issue any press releases that announce a renewed initiative to find a qualified CEO nor to adequately demonstrate its sincere willingness so to do. The announcement on or about November 4, 1998 of the appointment of a current member of the Board of Directors to the post of Chairman of the Board effective January 1, 1999 did not remedy the perception by the market place that the Company is lacking strong executive leadership.

         Instead of opening itself to the needs of stockholders and encouraging stockholder relations, the Company has taken steps to reduce the access of stockholders to the management and has limited or retarded communication to the stockholders. First, the Company's Director of Investor Relations terminated his services and was not replaced. Telephone calls, letters and electronic mail from stockholders and brokers have been either ignored or have remained unanswered. Shareholders who attempted to participate in the Company's August 3, 1998 and October 23, 1998 earnings conference calls reportedly were denied access and, furthermore, have not been provided an alternative means by which to access the information which had been selectively disclosed to those participating in the call. Later, the Company appointed an external agency as its investor relation's advisor to respond to stockholder inquiries. The agency, which operates under the direction of the Company's management, has maintained a similar posture of non-response to stockholders' expressions of concerns through letters and electronic mail.

         In December 1997, the Company's Board of Directors announced the authorization of a repurchase program for up to 1.5 million shares of the Company's common stock. For several months, the Company has not executed the stock repurchase program to any significant effect, citing, as excuses, the supposed on-going discussions regarding possible "strategic alliances" with a "listed company" and "associations with other companies". Eventually, the Company issued announcements related to an "unfair" management-led leveraged buyout proposal that contradicted earlier claims of possible "associations with other companies". It appeared to many shareholders and to analysts that the self-imposed news blackout and the suspension of stock repurchase for more than five months had resulted in the substantial decline in the Company's share price. The Company has not made any announcement of the resumption of the share repurchase program.

         Shareholders are convinced that certain key members of management and a select number of Directors, demonstrated their true intent for the actions of the preceding five months when the Company announced on October 19, 1998 that they had proposed taking the Company private through a tender offer at $17.50 per share. Before the next day of trading began, the Company announced that a Special Committee of the Board rejected the offer as "not fair to the shareholders from a financial point of view." Clearly, this insider group was perceived by the market place as attempting to capitalize on the currently depressed market value for the Company's stock, for which they must accept responsibility, for their own benefit and to the detriment of shareholders. Many shareholders have expressed their concerns that the conduct and intent of the management appeared to be material breach of their fiduciary duty to the shareholders.

         In the Company's 10K filed on or about September 23, 1998, as amended, certain information is disclosed that makes it clear that the Board of Directors chose to reward the Chairman of the Board and interim CEO, Mr. Boreen with substantial blocks of stock options, despite the decline in the price of the Company's stock. The 10K further disclosed that the independent directors had been retained by the Company to act in a consulting capacity reporting to the Chairman and interim CEO, for fees of $2,000 per day for UP TO 10 DAYS PER MONTH IN ADDITION to their shareholder approved BOD fees!

         The current Directors, having been elected by a majority of stockholders to serve the interests of all shareholders, have presided over the dramatic decline in the Company's share value. Shareholders are entitled to exercise their rights through the process of Director elections in order to protect their interests. It is incumbent upon the elected Directors to oversee the policies of the Company and to put in place management capable of implementing those policies and directives for the growth and prosperity of the Company. As the Company grows, develops and becomes more prosperous, the market's perception of the Company grows, confidence in management is earned and the market place rewards this with a high value for the Company's stock. Clearly, the decline in the market's valuation of the Company's stock has indicated that the market's faith in current management and the Board of Directors has collapsed, mandating a change.

The Shareholder Nominees for Election to the Board of Directors listed below intend to deliberate and consider the following actions, at such time as they may take office as Directors, in order to ameliorate the current condition of the Company:

1. Begin the recruitment of a qualified chief executive officer with the highest priority,

2. Reinstate the Company's policy of repurchasing up to 1.5 million shares of the Company's common stock, from time to time, when and if permitted by applicable laws and regulations, as and when deemed by the Board and management to be in the best interests of the Company's stockholders.

3. Take immediate steps to improve investor relations and build confidence in the Company and its management by the investment community.

4. Continue the growth and development of the Company for the benefit of the Shareholders.

5. Evaluate opportunities for sale, acquisitions, mergers or alliances, from time to time, as they are presented, and which are beneficial and fair to Shareholders.


Required Vote

         The shares represented by the enclosed proxy will be voted at the meeting as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the election of the Shareholder Nominees listed below and AGAINST the Company's Nominees. None of the Shareholder Nominees are currently an officer or Director of the Company. If any Shareholder Nominee becomes unavailable for any reason or if another vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted by the holder of the proxy in his sole discretion. Stavro E. Prodromou recommends that you vote "FOR" the Shareholder Nominees listed below and AGAINST the Company's Nominees.

Nominees

         For information regarding the number of shares of the Company's stock beneficially owned by each of the Shareholder Nominees, see "SECURITY OWNERSHIP OF SHAREHOLDER NOMINEES" as set forth above. For information regarding the number of shares of the Company's stock beneficially owned by each of the Company's Nominees, see the Company's Proxy Statement. Set forth below is certain information about each of the Shareholder Nominees nominated by Dr. Prodromou, each of whom has agreed to serve as Directors of the Company, if elected:

Business Experience

Anthony J. Ley

         Chairman of the Board, President and Chief Executive Officer, Harmonic Lightwaves, Inc. (NASDAQ: HLIT) since November 1988. Mr. Ley was elected Chairman of the Board of Directors in February 1995. Harmonic Lightwaves designs, manufactures and markets digital and lightwave based communications systems that deliver video, audio and data over hybrid fiber/coax, satellite and wireless networks. From 1963 to 1987, Mr. Ley was employed at Schlumberger (NYSE: SLB), both in Europe and the United States, holding various senior business management and research development positions, most recently as Vice President, Research and Engineering at Fairchild Semiconductor in Palo Alto, California. Mr. Ley holds an M.A. in mechanical sciences from the University of Cambridge and an S.M.E.E. from the Massachusetts Institute of Technology. He is named as an inventor on 29 patents and is a Fellow of the I.E.E. (U.K.) and a senior member of the I.E.E.E.

G. Wesley Patterson, Ph.D.

         CEO and Chairman of Chromatic Research of Sunnyvale, CA. Chromatic Research, Inc. is the pioneer and leader in media processor technology, a combination of hardware and software that provides advanced multimedia capabilities, such as DVD high quality 3D graphics for PCs. Before joining Chromatic in 1995, Dr. Patterson was the Executive Vice President and Chief Operating Officer at Xilinx, Inc. (NASDAQ: XLNX). He joined Xilinx as Vice President of marketing in 1985, and was promoted to Chief Operating Officer prior to the IPO in 1990. Before Xilinx, he worked in various engineering and business management positions in the semiconductor industry at VLSI Technology, Inc. (NASDAQ: VLSI) and Motorola (NYSE: MOT), and in the mainframe computer business at Honeywell Information Systems, Inc./ GE Information Systems Equipment Division. Dr. Patterson holds a dozen patents in the area of computer architectures. He was a National Merit Scholar, and holds a BS in Computer Science from Michigan State University, and an MSE and Ph.D. in Electrical Engineering from Arizona State University.

Stavro E. Prodromou, Ph.D.

         Dr. Prodromou is the President and Chief Executive Officer of Peregiene Semiconductor Company in San Diego, California. Dr. Prodromou was formerly the President and CEO of Integrated Circuit Systems, Inc. (NASDAQ: ICST) of Valley Forge, PA, until his resignation in March 1998. He had previously served as a Director of the Company since October 1993. Prior to ICS, Dr. Prodromou was the President & CEO of PADSystems, Inc. a company that he founded, specializing in the areas of computers & peripherals, integrated circuits, and software. Dr. Prodromou was the founder, President and CEO of Poqet Computer Corporation of Santa Clara, CA. Earlier in his career, he served in executive management capacities at Texas Instruments (NYSE: TXN), General Electric (NYSE: GE), Fairchild Semiconductor, and Mattel Electronics. Dr. Prodromou received his B.S. in Electrical Engineering from Rutgers University, and his M.S. and Ph.D. from the Polytechnic Institute of New York. Dr. Prodromou is a member of the Sigma Xi, Tau Beta Pi and Eta Kappa Nu honorary societies.

John W. White

         Mr. White was most recently the Vice President and Chief Information Officer of Compaq Computer Corp. (NYSE: CPQ), headquartered in Houston, TX. In this role, Mr. White served as a member of the executive management team of Compaq, the world leader in the PC business, and directly responsible for their worldwide management information systems activities. Previously, over a span of 28 years, Mr. White served in various technical and management positions with Texas Instruments (NYSE: TXN), headquartered in Dallas, TX, including 13 years as its Chief Information Officer and 5 years as President of its Information Technology Group. Additionally, he spent 4 years with Electronic Data Systems (NYSE: EDS) in Dallas, TX, developing on-line transaction processing systems for the health care, life insurance and banking industries. Mr. White earned a B.S. in mathematics and physics from Central Missouri State University, and a M.S. in mathematics from the University of Kansas.

                 Amendment to the 1997 Equity Compensation Plan

         The Company has proposed an amendment to the 1997 Equity Compensation Plan which would allow a committee composed of Non-Employee Directors ("Committee") to grant discretionary options to non-employee directors. At present, the Company has only proposed as directors of the Company three (3) non-employee candidates. Thus, absent a provision in the amendment to the contrary, the existing non-employee directors could, under the Company's proposal, award themselves discretionary options. While Dr. Prodromou believes that non-employee directors of the Company should be entitled to receive discretionary options, the amendment, as proposed, fails to contain those safeguards, which are necessary to ensure that members of the Committee are not awarding themselves discretionary options.

         Dr. Prodromou recommends that you vote AGAINST the Company's proposed Amendment to the 1997 Equity Compensation Plan.

                     Independent Certified Public Accountant

         The Company has selected the accounting firm of KPMG Peat Marwick, LLP to be the Company's accountant to audit the books of the Company for the current fiscal year. This firm audited the books for the prior fiscal year. Mr. Prodromou recommends that you vote FOR the ratification of KMPG Peat Marwick, LLP as the Company's accountant for the fiscal year ending June 30, 1999.


                            EXPENSES OF SOLICITATION

         The expenses associated with the preparation, assembling, printing and mailing of the Notice of Annual Meeting, Proxy Statement and Proxy will be borne by Stavro E. Prodromou.

Dated: November 23, 1998


                                                   /s/ Stavro E. Prodomou
                                                   ----------------------
                                                   Stavro E. Prodromou

                                      PROXY


--------------------------------------------------------------------------------


                        INTEGRATED CIRCUIT SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF                          The undersigned  hereby appoints Stavro E. Prodromou,
                                                              Ph.D. proxy with full authority to vote, as
                                                              designated below, all shares  of Stock which  the
                                                              undersigned is entitled to vote at the Annual
                                                              Meeting of Stockholders of Integrated Circuit
PLEASE  CHECK  HERE IF YOU PLAN TO ATTEND  THE ANNUAL         Systems, Inc. to be held on  December 30, 1998, or
MEETING.  /  /                                                any adjournment thereof.

PLEASE  MARK,   SIGN,  DATE  AND  RETURN  THIS  PROXY         DATED: ________________________________, 1998
PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                              ---------------------------------------

                                                              ---------------------------------------

                                                              ---------------------------------------
NAME AND ADDRESS
(PLACE LABEL HERE)                                            _______________________________________
                                                                              (SIGNATURE)



IMPORTANT:        Please sign on the signature line exactly as your name is
                  printed on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized partner.

If instructions are not given in the spaces provided, the shares represented by this Proxy, duly executed, will be voted (i) AGAINST Management's Proposal for the election of directors; (ii) FOR the Shareholder's Nominees listed below in Proposal 2; (iii) AGAINST the Company's amendment to the 1997 Equity Compensation Plan; and (iv) FOR the ratification of KPMG Peat Marwick LLP as the Company's certified independent accountants for the fiscal year ending June 30, 1999.




1. Against Management's Recommendation for Persons to serve as Directors of the Company.

         AGAINST      Management's Nominees          FOR   Management's Nominees            WITHHOLD AUTHORITY
                      (except as marked below) /__/        (except as marked below) /__/    to vote for all
                                                                                            nominees     /__/

        To withhold authority to vote for any individual nominee, write that nominee's name here.

2. Election of Shareholder's Nominees as DIRECTORS for a term expiring in 1999: Stavro E. Prodromou, John W. White, Anthony J. Ley, G. Wesley Patterson.


   FOR all nominees (except as marked to the    WITHHOLD AUTHORITY to vote
   contrary below) /__/                         for all nominees  /__/


         To withhold authority to vote for any individual nominee, write that nominee's name here.


3. AGAINST Management's proposal to Amend the 1997 Equity Compensation Plan.

   AGAINST   Management's          FOR    Management's          ABSTAIN /__/
             Proposal /__/                Proposal /__/

4. FOR the ratification of KPMG Peat Marwick, LLP, as the Company's certified independent accountants for fiscal year ending June 30, 1999.

   FOR  /__/              AGAINST  /__/                        ABSTAIN  /__/

5. To vote for such other matters as may properly come before the meeting as the Proxy believes in the best intent of the Company and the Shareholders.

   FOR  /__/              AGAINST  /__/                        ABSTAIN  /__/